CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Jane Trust, Chief Executive Officer, and Richard F. Sennett, Principal Financial Officer of Legg Mason Global Asset Management Trust – BrandywineGLOBAL — International Opportunities Bond Fund (the “Registrant”), each certify to the best of their knowledge that:

  1. The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2018 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

  2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer Legg Mason Global Asset Management Trust – BrandywineGLOBAL — International Opportunities Bond Fund	Principal Financial Officer Legg Mason Global Asset Management Trust – BrandywineGLOBAL — International Opportunities Bond Fund

/s/ Jane Trust	/s/ Richard F. Sennett
Jane Trust Date: August 24, 2018	Richard F. Sennett Date: August 24, 2018

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.